Exhibit 99.1

RMTG Achieves Operational Profitability Expands sales by 52% for Q3 Year Over Year and Reaches Gross Profit Margin of 75% for Q3

LAS VEGAS, NV, November 19, 2024 -- via ACCESSWIRE -- Regenerative Medical Technology Group Inc. (RMTG) (“the “Company”), a recognized leader in regenerative medicine and cellular therapies, is pleased to announce that it has achieved operational profitability (see definition below) this quarter. Also, sales expanded by 52% from $646,828 in Q3 2023 to $986,308 in Q3 of this year and the Company achieved a gross profit margin of 75% for Q3 of this year.

David Christensen, CEO of Regenerative Medical Technology Group said, “We are very pleased to announce our Q3 results and see our latest efforts translating into significant growth and operational profitability. Our Revenues continue to increase Year-over-Year with our patient procedures alone increasing by over 370% from Q3 2023.”

Patient procedures is the Company’s fastest growing revenue segment and represents 37% of revenue for this quarter compared to 12% for Q3 of last year. The Company expects patient procedure revenues to significantly increase as its Dubai clinic comes online. The Company expects to work on opening additional clinics in the future.

Benito Novas, founder and CEO of Global Stem Cells Group added, “As we continue to expand revenues through our main lines of business which include training, product supplies and equipment and patient procedures and we look to launch our Dubai clinic next week, we have started to look at preliminary internal plans for building out a manufacturing facility most likely located in Cancun to manufacture exosomes, stem cells and other biologics to vertically integrate and take advantage of the expanding market for these products. Having a manufacturing facility would not only increase our margins for the same product sold but give us more control over the quality of the products we sell.”

Operational profitability is defined as revenue minus all operating expenses excluding interest and taxes and is a measure of management’s ability to efficiently operate the business and create operating profits.

About Regenerative Medical Technology Group

Regenerative Medical Technology Group is a regenerative medicine company offering diverse products and services through its wholly owned subsidiary Global Stem Cells Group (GSCG). GSCG is an innovative provider of regenerative medicine solutions, dedicated to advancing healthcare through innovative patient therapies. With a global presence and a multidisciplinary team of experts, the organization strives to harness the potential of stem cells and regenerative medicine to improve patient outcomes across various medical fields. Through its extensive network of clinics, research facilities, and training centers, GSCG is committed to pushing the boundaries of regenerative medicine and making a positive impact on global healthcare. The Company also distributes stem cells and other regenerative based cell lines, and equipment internationally and likewise specializes in education and training physicians in the area of regenerative medicine.

Please see this and other Company filings at www.sec.gov.

About Global Stem Cells Group

Founded by Benito Novas, Global Stem Cells Group seeks to advance the field of regenerative medicine globally. With a robust presence across continents, the organization provides both treatments and educational programs aimed at empowering doctors, researchers, and patients. Through ISSCA, GSCG conducts specialized training, certification, and hands-on workshops designed to promote best practices in the application of cellular therapies.

For more information about the Dubai clinic opening, ISSCA training event, or Global Stem Cells Group, please visit the Global Stem Cells Group website.

Global Stem Cells Group is a publicly traded company operating under the symbol RMTG. https://finance.yahoo.com/quote/RMTG/

To learn more about Global Stem Cells Group, Inc.’s companies, visit our website www.stemcellsgroup.com or call +1 305 560 5331.

Forward Looking Statements

Some information in this document constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements, such as the closing of the share exchange agreement. The words “plan”, “forecast”, “anticipates”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to the Company herein, including those related to the opening of the Regenerative Medicine Clinic and Laboratory and its ability to expand into the UAE markets for regenerative care, are expressly qualified in their entirety by the above-mentioned cautionary statement. The Company disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

For further information, please contact:investor.relations@regenmedtechgroup.com

Telephone: (800) 956-3935